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                                                                    Exhibit 10.1

[THE BOND MARKET
ASSOCIATION LOGO]

                           MASTER REPURCHASE AGREEMENT

                             September 1996 Version




DATED AS OF       JANUARY 26, 2005
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BETWEEN:          AMERICAN BUSINESS CREDIT, INC.
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AND               GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
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1.      APPLICABILITY

        From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.      DEFINITIONS

        (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of it property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election,
                (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv)

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                the admission in writing by such party of such party's inability to pay such party's debts as they become due;

        (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

        (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

        (d) "Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

        (e)     "Confirmation", the meaning specified in Paragraph 3(b) hereof;

        (f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

        (g) "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

        (h)     "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

        (i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

        (j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

        (k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

        (l) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

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        (m)     "Prime Rate", the prime rate of U.S. commercial banks as
                published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

        (n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

        (o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and
                (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

        (p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

        (q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

        (r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

        (s) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

        (t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.      INITIATION; CONFIRMATION; TERMINATION

        (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

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        (b)     Upon agreeing to enter into a Transaction hereunder, Buyer or
                Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

        (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.      MARGIN MAINTENANCE

        (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

        (b) It at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any

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                Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

        (c) If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

        (d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

        (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

        (f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.      INCOME PAYMENTS

        Seller shall be entitled to receive an amount equal to all income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

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6.      SECURITY INTEREST

        Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.      PAYMENT AND TRANSFER

        Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.      SEGREGATION OF PURCHASED SECURITIES

        To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

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        REQUIRED DISCLOSURE FOR TRANSACTIONS IN WHICH THE SELLER
        RETAINS CUSTODY OF THE PURCHASED SECURITIES

        Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

        * Language to be used under 17 C.F.R. 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

        ** Language to be used under 17 C.F.R. 403.5(d) if Seller is a financial institution.
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9.      SUBSTITUTION

        (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

        (b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.     REPRESENTATIONS

        Each of Buyer and Seller represents and warrants to the other that (1) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or

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        on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.     EVENTS OF DEFAULT

        In the event that (i) Seller fails to transfer or Buyer falls to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

        (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shill (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

        (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

        (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all

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                such Transactions, all right, title and interest in and
                entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

        (d) If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

                (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

                (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

                Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

        (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any

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                amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

        (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

        (g) The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

        (h) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

        (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.     SINGLE AGREEMENT

        Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.     NOTICES AND OTHER COMMUNICATIONS

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        Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.     ENTIRE AGREEMENT; SEVERABILITY

        This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.     NON-ASSIGNABILITY; TERMINATION

        (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

        (b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.     GOVERNING LAW

        This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.     NO WAIVERS, ETC.

        No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.     USE OF EMPLOYEE PLAN ASSETS

        (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

        (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

        (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.     INTENT

        (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

        (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

        (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

        (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

20.     DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

        The parties acknowledge that they have been advised that:

        (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

        (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

        (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.



AMERICAN BUSINESS CREDIT, INC.        GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


By:    /s/ Stephen M. Giroux          By:      /s/ Dominic Bastich
       -----------------------------           ---------------------------------
Title: Executive Vice President       Title:   Senior Vice President
       and General Counsel
       -----------------------------           ---------------------------------
Date:  January 26, 2005               Date:    January 26, 2005
       -----------------------------           ---------------------------------

                                  CONFIRMATION
                                       TO
                           MASTER REPURCHASE AGREEMENT

                     Date of Confirmation: January 26, 2005

        Reference is hereby made to the Master Repurchase Agreement (the "REPO AGREEMENT") dated as of January 26, 2005 between Greenwich Capital Financial Products, Inc. ("BUYER") and American Business Credit, Inc., as a debtor-in-possession ("SELLER"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Repo Agreement. This document confirms the agreement of Buyer and Seller to enter into a Transaction on the following terms:

I. PRINCIPAL TERMS.

         1.  Buyer:                    Greenwich Capital Financial Products,
                                       Inc.

         2.  Seller:                   American Business Credit, Inc.

         3.  Purchase Date:            January 26, 2005

         4.  Purchased Security:       Class X Certificate, No. X-2 issued by
                                       ABFS Mortgage Loan Trust 2002-4

         5.  Purchase Price:           $6,830,000

         6.  Pricing Rate:             One-month LIBOR plus 850 basis  points
                                       per annum reset monthly; provided
                                       that during the continuance of an Event
                                       of Default, the foregoing shall be
                                       increased by an additional 300 basis
                                       points per annum

         7.  Repurchase Date:          February 4, 2005; provided, however,
                                       that, if the DIP Facility is approved
                                       at the Interim Hearing pursuant to an
                                       order in form and substance satisfactory to the Buyer, the Buyer may, in its sole discretion, extend the Repurchase Date

         8.  Price Differential:       Aggregate of Pricing Rate applied  to
                                       Purchase Price for the term of the
                                       Transaction

         9.  Repurchase Price:         The Purchase Price for the Purchased
                                       Security plus the Price Differential

II. DEFINITIONS. Notwithstanding anything to the contrary in the Repo Agreement or elsewhere:

        "ABFS DEBTORS" shall mean American Business Financial Services, Inc., a Delaware corporation; American Business Credit, Inc., a Pennsylvania corporation; HomeAmerican Credit, Inc., a Pennsylvania corporation; American Business Mortgage Services, Inc., a New Jersey corporation; Tiger Relocation Company, a Pennsylvania corporation; and ABFS Consolidated Holdings, Inc., a Delaware corporation; each debtors in cases (the "CHAPTER 11 CASES") commenced under Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware

(the "BANKRUPTCY COURT"), having retained possession of their assets and being authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession.

        "AFFILIATE" shall mean, in relation to any specified person or entity,
(a) any other person or entity who, directly or indirectly, is in control of, or controlled by, or is under common control with, such specified person or entity or (b) any other person or entity who is a director, officer, employee, member or general partner of (i) such specified person or entity or (ii) any such other person or entity described in clause (a) above. For the purposes of this definition, "CONTROL" of a person or entity means the power, direct or indirect,
(i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such person or entity or (ii) to direct or cause the direction of the management and policies of such person or entity, whether by contract or otherwise.

        "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday,
(ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, or banking and savings and loan institutions in the State of New York or Connecticut or the City of New York are closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.

        "INTERIM DIP HEARING" shall mean an interim hearing to approve the DIP Facility (as defined in the Order).

        "MARKET VALUE" shall mean the price at which the Purchased Security could be sold in its entirety to a single third party purchaser, as determined by the Buyer in its sole discretion exercised in good faith.

        "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of Seller, (b) the ability of the Seller to perform its obligations under the Repo Agreement or the Confirmation, (c) the validity or enforceability of the Repo Agreement or the Confirmation, (d) the rights and remedies of the Buyer under the Repo Agreement or the Confirmation, or (e) the Purchased Security.

        "OBLIGATION" shall mean (a) all of Seller's indebtedness, obligation to pay the Repurchase Price on the Repurchase Date, and other obligations and liabilities to Buyer or its Affiliates arising under, or in connection with, the Transaction or the documents related thereto (the "TRANSACTION DOCUMENTS"), whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve or protect the Purchased Security or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller's indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on the Purchased Security, or of any exercise by Buyer of its rights under the related agreements, including without limitation, reasonable attorneys' fees and disbursements and court costs; and (d) all of Seller's indemnity obligations to Buyer pursuant to the Transaction Documents.

        "ORDER" shall mean that certain ORDER APPROVING DEBTORS' EMERGENCY MOTION FOR TRANSFERS OF CERTAIN PURCHASED ASSETS PURSUANT TO SECTIONS 105 & 363 OF THE BANKRUPTCY CODE, GRANT OF CERTAIN PRIORITY SECURITY INTERESTS AND ALLOWANCE OF SUPERPRIORITY CLAIMS of the Bankruptcy Court approving the Repo Agreement and this Confirmation.

III. EVENTS OF DEFAULT. The term "Event of Default" with respect to the Seller shall include, in addition to the definition set forth in Paragraph 11 of the Repo Agreement, the following events:

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

        1. Any event shall occur which, in the sole good faith discretion of the Buyer, may have a Material Adverse Effect.
        2. Any provision of the Order shall cease to be in full force and effect, or shall be reversed, stayed, modified, amended or appealed.
        3. The Seller shall fail to comply with any term or condition of the Order.
        4. The Interim DIP Hearing shall cease to be scheduled for a date on or before February 3, 2005.
        5. The occurrence of any event of default under any other agreement entered into by the Seller or any of its Affiliates with the Buyer or any of its Affiliates.
        6. Notwithstanding anything to the contrary in the Repo Agreement, the filing of the Chapter 11 Cases shall not be deemed to be an Event of Default.

IV. CONDITIONS PRECEDENT. Prior to entering into the initial Transaction under this Agreement, Seller shall cause each of the following conditions to occur:

(a) The Transaction Documents shall be duly executed and delivered to the parties thereto and be in full force and effect, free of modification, breach or waiver.

(b) JPMorgan Chase, as designee of the Buyer, shall have received the Purchased Security and all applicable transfer documentation, in form and substance satisfactory to the Buyer.

(c) The Buyer shall have received satisfactory evidence of the entry of the Order which Order (i) shall have been entered upon an application or motion of the ABFS Debtors reasonably satisfactory in form and substance to the Buyer,
(ii) shall authorize the transactions hereunder, (iii) shall approve the payment by the Seller of the Facility Fee referred to in Section VI hereof, (iv) shall be in full force and effect, and (v) shall not have been vacated, stayed, reversed, modified, amended or appealed in any respect.

(d) The Buyer shall have paid to the Seller the Facility Fee referred to in
Section VI hereof.

(e) The Bankruptcy Court shall have scheduled the Interim DIP Hearing for a date on or before February 3, 2005.

(f) The Seller shall have complied with all terms and conditions of the Order.

(g) The Buyer shall have received an opinion from counsel to the Seller, in form and substance satisfactory to the Buyer.

V. FEES AND DISBURSEMENTS; INDEMNIFICATION.

(a) Seller agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of Buyer in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for Buyer with respect thereto, with respect to advising Buyer as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with Seller or with other creditors of Seller or any of its subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto, in each case involving Seller), and (ii) all costs and expenses of Buyer in connection with the enforcement of this Agreement, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for Buyer) whether or not the transactions contemplated hereby are consummated.

(b) Seller agrees to indemnify and hold harmless Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against (and will reimburse each Indemnified Party as the same is incurred) any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of any of the Transaction Documents and all other documents related thereto, any breach of a representation or warranty of Seller or Seller's officer in the Repo Agreement as supplemented by this Confirmation or any other Transaction Document, and all actions taken pursuant thereto) the Transactions, the actual or proposed use of the proceeds of the Transactions, or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition or, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, its members, or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents, the actual or proposed use of the proceeds of the Transactions, the Repo Agreement as supplemented by this Confirmation or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

VI. FACILITY FEE. The Seller shall pay to the Buyer a facility fee (the "FACILITY FEE") equal to $500,000, which Facility Fee will be fully earned and nonrefundable on the Purchase Date.

VII. GOVERNING LAW. THIS CONFIRMATION SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

VIII. SUBMISSION TO JURISDICTION; WAIVERS. THE SELLER AND THE BUYER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY: (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE REPO AGREEMENT AND THIS CONFIRMATION, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND APPELLATE COURTS THEREFROM OR THE COURTS OF THE STATE OF NEW YORK, WITHIN THE COUNTY OF NEW YORK, IN THE EVENT THE FOREGOING COURTS LACK OR DECLINE JURISDICTION; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY

REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

IX. WAIVER OF JURY TRIAL. EACH OF THE SELLER AND THE BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE REPO AGREEMENT, THIS CONFIRMATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

X. FURTHER ASSURANCES. The Seller agrees to do such further acts and things and to execute and deliver to the Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by the Buyer to carry into effect the purposes of the Repo Agreement and this Confirmation, to perfect the interests of Buyer in the Collateral or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.

XI. OTHER.

        1. The last sentence of Paragraph 3(b) of the Repo Agreement is hereby deleted in its entirety and replaced with the following:
                "In the event of any conflict between the terms of such Confirmation and this Agreement, such Confirmation shall prevail."

        2. The Price Differential shall be payable on the Repurchase Date (the "PAYMENT DATE"). For purposes of Paragraph 5, an amount equivalent to all Income on the Purchased Security will be payable to Buyer and will be applied in the following order of priority: (a) to pay any Price Differential then due and owing under the Repo Agreement; (b) to pay to Buyer all other amounts due and owing under the Repo Agreement; and (c) the remainder, if any, to the Seller. Notwithstanding anything to the contrary contained herein or elsewhere, the parties hereto acknowledge and agree that to the extent Income on the Purchased Security is received on a day other than the Payment Date, the Buyer shall be entitled to hold such Income until the Payment Date, after which the Buyer shall apply such Income in accordance with the second sentence of this Section.

        3. Section 4 of the Repo Agreement and all references to Margin Deficit or Margin Excess are hereby deleted in their entirety.

        4.      The following paragraph shall be added to Section 9 of the Repo
                Agreement: "(c) Notwithstanding anything to the contrary contained in the Agreement or elsewhere, Seller shall not have the right to substitute Securities for the Purchased Security without the express written consent of the Buyer."

        5. The Buyer agrees that, following the exercise by the Buyer of remedies following the occurrence of an Event of Default, to the extent that the Buyer receives net proceeds from the sale of the Purchased Security in excess of the sum of (a) the Repurchase Price, (b) any other amounts owed by the Seller to the Buyer under the Repo Agreement and this Confirmation and (c) the obligations secured by the Clearwing Lien (as defined in the Order), after payment in full in cash of such obligations to the Buyer and Clearwing (as defined in the Order), the Buyer shall remit any remaining surplus to the Seller or to whomsoever shall be lawfully entitled thereto.

        6. Each of the parties hereto agrees that the Purchased Security shall be delivered to Buyer's Custodian, JPMorgan Chase Bank, at 4 New York Plaza, Ground Level, New York, New York, 10004,
                Attention: Jennifer Jon, for the account of Greenwich Capital Financial Products, Inc., pursuant to delivery instructions provided by Buyer to Seller. The parties acknowledge that JPMorgan Chase Bank is a "financial institution" as defined in
                Section 101(22) of the United States Bankruptcy Code, as amended.

        7. This Confirmation may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

        8. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Seller and the Buyer; PROVIDED that neither Seller nor any ABFS Debtor shall assign or transfer any of its rights or obligations hereunder without the prior written consent of Buyer.

                                    * * * * *

Agreed:                                         Agreed:

AMERICAN BUSINESS CREDIT, INC., as Seller       GREENWICH CAPITAL FINANCIAL
                                                PRODUCTS, INC., as Buyer

By: /s/ Stephen M. Giroux                       By: /s/ Dominic Bastich
    ---------------------                           -------------------
    Name: Stephen M. Giroux                         Name:  Dominic Bastich
    Title: Executive Vice President and             Title: Senior Vice President
           General Counsel